Exhibit 99.2

UTSTARCOM, INC.
CONSENT SOLICITATION STATEMENT

Second Solicitation of Consents Relating to Proposed Amendments and Waiver
under the Indenture Governing the Following Notes:

Title of Security	Principal Amount Outstanding	CUSIP Numbers
7/8% Convertible Subordinated Notes due 2008	$274,600,000	918076AA8
		918076AB6

The Consent Solicitation for the Notes will expire at 5:00 p.m., New York City time, on July 26, 2007, unless otherwise extended or earlier terminated (such time and date, as the same may be extended or earlier terminated, the “Consent Date”).  The Proposed Amendments and Waiver require for effectiveness (i) receipt of the Requisite Consents, which are not properly revoked and are accepted by UTStarcom prior to the Consent Date, (ii) receipt by the Trustee of an officers’ certificate of UTStarcom certifying that the conditions set forth in (i) have been satisfied, and (iii) due execution and delivery by UTStarcom and the Trustee of the Second Supplemental Indenture, which implements the Proposed Amendments.  The time and date the Proposed Amendments and Waiver become effective (the “Effective Date”), could occur prior to the Consent Date.  Consents may not be revoked after the Effective Date unless UTStarcom is required by applicable law to permit such revocation.

Subject to the terms and conditions set forth in this Consent Solicitation Statement Relating to Proposed Amendments and Waiver under the Indenture (as defined below) and the related Letter of Consent (as each may be amended or supplemented from time to time, referred to herein as the “Consent Solicitation Statement” and the “Letter of Consent,” respectively), UTStarcom, Inc., a Delaware corporation (“UTStarcom”), is hereby soliciting consents (such solicitation referred to herein as the “Consent Solicitation”) of Holders as of the Record Date (each as defined below) of its 7/8% Convertible Subordinated Notes due 2008 (CUSIP Nos. 918076AA8 and 918076AB6) (the “Notes”), issued and outstanding under the Indenture, dated as of March 12, 2003, (the “Original Indenture”), by and between UTStarcom, as issuer, and U.S. Bank National Association, as trustee (the “Trustee”), as amended by the First Supplemental Indenture, dated as of January 9, 2007, by and between UTStarcom and the Trustee (the “First Supplemental Indenture,” and the Original Indenture, as amended by the First Supplemental Indenture, the “Indenture”), to the Proposed Amendments and Waiver, as further described herein.  Capitalized terms used but not defined herein have the meanings set forth in the Indenture.

While UTStarcom does not believe that it is currently in default under the Indenture, the purpose of this Consent Solicitation is to obtain the consents required by the Indenture to implement certain amendments to the Indenture (the “Proposed Amendments”), and to obtain a waiver thereunder (the “Proposed Waiver,” and together with the Proposed Amendments, the “Proposed Amendments and Waiver”), as further described herein.

The Proposed Waiver will provide that any and all defaults and Events of Default, and the consequences thereof, that may have occurred under the Indenture to and including the Effective Date due to (a) any failure by UTStarcom to file with the Securities and Exchange Commission (the “SEC”) prior to the applicable deadline specified in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to deliver to the Trustee a copy of, any report or other information as it would be required to file with the SEC under Section 13(a) or 15(d) of the Exchange Act and any related notices or reports (collectively, the “SEC Reports”), (b) any failure by UTStarcom to deliver certificates (“Compliance Certificates”) to the Trustee regarding UTStarcom’s compliance with covenants under the Indenture, including compliance with Section 6.2 of the Indenture, 90 days after the end of each fiscal year of UTStarcom, including, without limitation, such Compliance Certificates as are required to be delivered pursuant to Section 6.3 of the Indenture, and (c) any failure by UTStarcom to otherwise comply with Section 6.2 or Section 6.3 of the Indenture (the requirements in the Indenture relating to matters referred to in (a), (b) and (c) above, the “Reporting Covenants”) be waived.

The Proposed Amendments will provide that during the period from and including the Effective Date to and including the Final Maturity Date of the Notes, as defined in the Original Indenture (the “Expiration Date”), any failure by UTStarcom to comply with the Reporting Covenants will not cause a default under the Indenture.  The Proposed Amendments will also provide that the Special Interest pursuant to Section 6.1 of the Indenture, as amended by Section 2(b)(iv) of the First Supplemental Indenture (the “Special Interest”), shall accrue with respect to all outstanding Notes at a rate of 9.25% per annum (representing an increase of 2.5% over the current rate of 6.75% per annum) during the period from and including the Effective Date to the Expiration Date.  The Proposed Amendments will be implemented by a second supplemental indenture to the Indenture, by and between UTStarcom and the Trustee (the “Second Supplemental Indenture”).  For a more detailed description of the Proposed Amendments and Waiver, see “The Proposed Amendments and Waiver” below.

The Proposed Amendments and Waiver are being presented as one proposal.  Accordingly, a Letter of Consent purporting to consent to only the Proposed Amendments or only the Proposed Waiver will not be valid, and the delivery of a Letter of Consent by a Holder will constitute a consent to the Proposed Amendments and Waiver.

In this Consent Solicitation Statement, the term “Record Date” means 5:00 p.m., New York City time, on July 18, 2007, and the term “Holder” means each person shown on the records of the registrar as a registered holder of Notes as of the Record Date, or a Participant (as defined below).  See “Important Information Regarding Consent Delivery” below.

UTStarcom reserves the right to amend or supplement the Consent Solicitation or extend the Consent Date in its sole discretion, as further described herein.

UTStarcom advises all Holders to review the section entitled “Certain U.S. Federal Income Tax Considerations,” which contains important considerations concerning the U.S. federal income tax consequences of the Consent Solicitation.

Citi

July 19, 2007

IMPORTANT INFORMATION REGARDING THE CONSENT SOLICITATION

A transfer of Notes after the Record Date will not have the effect of revoking any consent given by a Holder with respect to such Notes, and each properly completed and executed Letter of Consent will be counted notwithstanding any transfer of the Notes to which that Letter of Consent relates, unless the procedure for revoking consents described herein and in the Letter of Consent is satisfied with respect to that Letter of Consent.

The Proposed Amendments and Waiver require for effectiveness (i) receipt of valid consents from the Holders of a majority in aggregate principal amount of the Notes then outstanding and not owned by UTStarcom or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with UTStarcom (the “Outstanding Notes”) to the Proposed Amendments and Waiver (such consents, the “Requisite Consents”) prior to the Consent Date, which are not properly revoked prior to the Effective Date and are accepted by UTStarcom, (ii) receipt by the Trustee of an officers’ certificate of UTStarcom certifying that the conditions set forth in (i) have been satisfied, and (iii) due execution and delivery of the Second Supplemental Indenture by UTStarcom and the Trustee, in accordance with Section 11.2 of the Indenture.  The Effective Date could occur prior to the Consent Date.  The aggregate principal amount of the Outstanding Notes is set forth in the cover page of this Consent Solicitation Statement under “Principal Amount Outstanding.”  Holders delivering (and not properly revoking) a consent (each a “Consenting Holder,” and collectively, the “Consenting Holders”) agree that the officers’ certificate of UTStarcom to the Trustee certifying receipt of the Requisite Consents prior to the Consent Date shall constitute notice of waiver from each Consenting Holder to the Trustee in accordance with Section 8.4 of the Indenture.  UTStarcom will make a public announcement of the Effective Date on the next business day after the Effective Date.  Even if Holders deliver the Requisite Consents prior to the Consent Date, Special Interest will accrue with respect to all outstanding Notes at the increased rate only if UTStarcom accepts the Requisite Consents and the Proposed Amendments and Waiver become effective.

UTStarcom expressly reserves the right, in its discretion and regardless of whether any of the conditions described under “The Consent Solicitation—Conditions to Acceptance of Consents” have been satisfied, subject to applicable law, at any time prior to the Effective Date, to (i) terminate or withdraw the Consent Solicitation for any reason, (ii) waive any of the conditions to the acceptance of consents, (iii) extend the Consent Date, (iv) amend the terms of the Consent Solicitation, (v) purchase Notes from time to time, including during the Consent Solicitation, or (vi) modify the form or amount of the consideration to be offered pursuant to the Consent Solicitation; provided, however, that if the Consent Solicitation is amended or modified in a manner determined by UTStarcom in good faith to constitute a material adverse change to the Holders, UTStarcom will promptly disclose such amendment or modification in a manner it deems in good faith appropriate and will, if appropriate, extend the Consent Date for a period it deems in good faith adequate to permit Holders to deliver or revoke their consents.

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IMPORTANT INFORMATION REGARDING CONSENT DELIVERY

Only Holders are eligible to consent to the Proposed Amendments and Waiver.  Any beneficial owner of Notes who is not a Holder must arrange with the person who is the Holder or such Holder’s assignee or nominee to execute and deliver a Letter of Consent on behalf of such beneficial owner.  As of the Record Date, the only Holder of the Notes is Cede & Co., as nominee for The Depository Trust Company (“DTC”).  For purposes of the Consent Solicitation, DTC has authorized DTC participants set forth in the position listing of DTC as of the Record Date (“Participants”) to execute Letters of Consent as if they were the Holders of the Notes held of record in the name of DTC or the name of its nominee.  Accordingly, for purposes of the Consent Solicitation, the term “Holder” shall be deemed to include such Participants.

Holders desiring to consent must deliver, prior to the Consent Date (and not revoke prior to the Effective Date), their properly completed and executed Letters of Consent to the Tabulation Agent as set forth on the back cover page of this Consent Solicitation Statement and in the accompanying Letter of Consent in accordance with the instructions set forth herein and therein.  Letters of Consent should not be delivered to UTStarcom, the Solicitation Agent, or the Trustee.  However, UTStarcom reserves the right to accept any consent received by UTStarcom, the Solicitation Agent, or the Trustee.  Under no circumstances should any person tender Notes to UTStarcom, the Tabulation Agent, the Solicitation Agent, the Trustee or any other party at any time.

No person has been authorized to give any information or make any representations other than those contained or incorporated by reference herein or in the accompanying Letter of Consent or any other materials, and, if given or made, such information or representations must not be relied upon as having been authorized by UTStarcom, the Trustee, the Solicitation Agent or the Tabulation Agent.  The statements made in this Consent Solicitation Statement are made as of the date hereof, and the delivery of this Consent Solicitation Statement and the accompanying materials shall not, under any circumstances, create any implication that the information contained herein is correct after the date hereof.

Unless you are a Holder, please handle all matters with respect to the Consent Solicitation through your nominee bank or broker through whom you hold an interest in the Notes.  Questions concerning the terms of the Consent Solicitation should be directed to either the Solicitation Agent or the Tabulation Agent at the address or telephone numbers set forth on the back cover page hereof.  Requests for assistance in completing and delivering Letters of Consent or requests for additional copies of this Consent Solicitation Statement, the Letter of Consent or other related documents should be directed to the Tabulation Agent at the address or telephone number set forth on the back cover page hereof.

The Consent Solicitation is not being made to, and Letters of Consent will not be accepted from or on behalf of, Holders in any jurisdiction in which the making of the Consent Solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction.  However, UTStarcom may in its discretion take such action as it may deem necessary to make the Consent Solicitation in any such jurisdiction and to extend the Consent Solicitation to Holders in such jurisdiction.  In any jurisdiction in which the securities laws or blue sky laws require the Consent Solicitation to be made by a licensed broker or dealer, the Consent Solicitation will be deemed to be made on behalf of UTStarcom by the Solicitation Agent or one or more registered brokers or dealers authorized by UTStarcom or its agent that are licensed under the laws of such jurisdiction.

None of UTStarcom, the Trustee, the Solicitation Agent, the Tabulation Agent or any of their respective affiliates is making any recommendation in connection with the Consent Solicitation.

Recipients of this Consent Solicitation Statement and the accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice.  Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning the Consent Solicitation.

This Consent Solicitation Statement has not been filed with or reviewed by the SEC or any state securities commission, nor has any such commission passed upon the accuracy or adequacy of this Consent Solicitation Statement, the Letter of Consent or any other documents delivered herewith.

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SUMMARY TERM SHEET

This summary term sheet highlights certain material information in this Consent Solicitation Statement, but does not describe all of the details of the Consent Solicitation and the accompanying Letter of Consent. The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Consent Solicitation Statement and the accompanying Letter of Consent. You are urged to read these documents in their entirety because they contain the full details of the Consent Solicitation.

What is the Consent Solicitation?

UTStarcom is soliciting consents from Holders to the Proposed Amendments and Waiver. The Proposed Amendments and Waiver require for effectiveness (i) receipt of the Requisite Consents prior to the Consent Date, which are not properly revoked and are accepted by UTStarcom, (ii) receipt by the Trustee of an officers’ certificate of UTStarcom certifying that the conditions set forth in (i) have been satisfied, and (iii) due execution and delivery of the Second Supplemental Indenture by UTStarcom and the Trustee.

What is the Proposed Waiver?

The Proposed Waiver would waive to and including the Expiration Date, any and all defaults and Events of Default, and the consequences thereof, that may have occurred under the Indenture prior to the Effective Date due to any failure by UTStarcom to comply with the Reporting Covenants. For a more detailed description of the Proposed Waiver, see “Background of the Consent Solicitation” and “The Proposed Waiver” below.

What are the Proposed Amendments?

The Proposed Amendments would provide that during the period from and including the Effective Date to and including the Expiration Date, any failure by UTStarcom to comply with the Reporting Covenants will not constitute a default under the Indenture. The Proposed Amendments would also provide that during the period from and including the Effective Date to the Expiration Date, Special Interest would accrue with respect to all outstanding Notes at a rate of 9.25% per annum (representing an increase of 2.5% over the current rate of 6.75% per annum). For a more detailed description of the Proposed Amendments, see “Background of the Consent Solicitation” and “The Proposed Amendments” below.

What is the Effective Date?	The “Effective Date” means the time and date that the Proposed Amendments and Waiver become effective.

What is the Expiration Date?	The “Expiration Date” means the Final Maturity Date of the Notes, as defined in the Original Indenture.

When does the Consent Solicitation expire?

The Consent Solicitation will expire on July 26, 2007, at 5:00 p.m., New York City time, unless it is further extended or earlier terminated (such time and date, as the same may be extended or earlier terminated, the “Consent Date”).

When will the Proposed Amendments and Waiver become effective if the Requisite Consents are received prior to the Consent Date?

If the Requisite Consents are received (and not properly revoked) prior to the Consent Date, the Proposed Amendments and Waiver will become effective upon (i) receipt by the Trustee of an officers’ certificate from UTStarcom certifying that the Requisite Consents have been received (and not properly revoked) and have been accepted by UTStarcom, and (ii) due execution and delivery of the Second Supplemental Indenture by UTStarcom and the Trustee.

What are the conditions to acceptance of consents?	UTStarcom may, in its sole discretion and at any time for any reason, not accept the Requisite Consents, if delivered, or terminate the Consent Solicitation.

What is the Special Interest?

Pursuant to the terms of Section 6.1 the Indenture, as amended by Section 2(b)(iv) of the First Supplemental Indenture, Special Interest accrues on the Notes at a rate of 6.75% per annum, from and including the date of the First Supplemental Indenture to maturity of the Notes, unless the Notes are earlier repurchased or converted. Special Interest is payable semi-annually in addition to and at the same time and in the same manner as regularly scheduled payments of interest to Holders entitled to receive such regularly scheduled payments of interest. If the Proposed Amendments are implemented, Special Interest would accrue with respect to all outstanding Notes at a rate of 9.25% per annum (representing an increase of 2.5% over the current rate of 6.75% per annum) from and including the Effective Date to the Expiration Date.

Can the Consent Date be extended, and under what circumstances?

Yes. UTStarcom expressly reserves the right to extend the Consent Date at any time and for any reason. Any extension of the Consent Date by UTStarcom will be followed by public announcement thereof by UTStarcom as promptly as practicable after such extension. Without limiting the manner in which UTStarcom may choose to make such announcement, UTStarcom will not, unless otherwise required by applicable law, have any obligation to advertise or otherwise communicate any such announcement other than by making a release to the Dow Jones News Service or such other means of announcement as UTStarcom deems appropriate.

Can the Consent Solicitation be amended or terminated, and under what circumstances?

Yes. UTStarcom expressly reserves the right, subject to applicable law, to terminate or withdraw the Consent Solicitation prior to the Consent Date, or otherwise amend the terms of the Consent Solicitation in any respect. If the Consent Solicitation is amended or modified in a manner determined by UTStarcom in good faith to constitute a material adverse change to the Holders, UTStarcom will promptly disclose such amendment or modification in a manner it deems in good faith appropriate and will, if appropriate, extend the Consent Date for a period it deems in good faith to be adequate to permit the Holders to deliver or revoke their consents.

If I change my mind, can I revoke my consent?	Holders having delivered consents may revoke such consents at any time prior to the Effective Date in accordance with the procedures described herein and in the Letter of Consent.

To be valid, a notice of revocation must (i) be in writing, (ii) contain the name of the Holder and the aggregate principal amount of Notes to which it relates, (iii) either be signed in the same manner as the Letter of Consent or accompanied by a duly executed proxy or other authorization (in form satisfactory to UTStarcom) by the Holder, and (iv) be received by the Tabulation Agent in accordance with the instructions contained herein prior to the Effective Date. Holders may not revoke consents that have been accepted by UTStarcom after the Effective Date unless UTStarcom is required by applicable law to permit such revocation. All revocations of consents must be sent to the Tabulation Agent at its address set forth in the Letter of Consent.

Are there U.S. federal income tax implications of the Proposed Amendments and Waiver?

The adoption of the Proposed Amendments and Waiver will be treated as a deemed exchange for U.S. federal income tax purposes with respect to the Notes. UTStarcom intends to take the position that, although not free from doubt, the deemed exchange will constitute a tax-free recapitalization for U.S. federal income tax purposes.

For a more detailed discussion of certain U.S. federal income tax considerations relating to the Consent Solicitation, see “Certain U.S. Federal Income Tax Considerations” below.

Of whom may I ask questions about the Consent Solicitation?

If you have questions about the Consent Solicitation, you may contact the solicitation agent for the Consent Solicitation (the “Solicitation Agent”), Citigroup Global Markets Inc., whose address and telephone number are set forth on the back cover of this Consent Solicitation Statement. Holders may also contact their broker-dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

Who is the Tabulation Agent?

Global Bondholder Services Corporation is serving as Information Agent and Tabulation Agent (the “Tabulation Agent”) in connection with the Consent Solicitation. Its address and telephone numbers are set forth on the back cover of this Consent Solicitation Statement. Requests for assistance in completing and delivering Letters of Consent or requests for additional copies of the Consent Solicitation Statement or the Letter of Consent should be directed to the Tabulation Agent. The executed Letter of Consent and any other documents required by the Letter of Consent should be sent to the Tabulation Agent, and not to UTStarcom, the Solicitation Agent or the Trustee.

INFORMATION ABOUT UTSTARCOM

UTStarcom designs, manufactures and sells telecommunications infrastructure, handsets and customer premise equipment and provides services associated with their installation, operation, and maintenance.  Its products are sold primarily to telecommunications service providers or operators.  UTStarcom sells an extensive range of products that are designed to enable voice, data and video services for its operator customers and consumers around the world.  While historically the vast majority of its sales have been to service providers in China, it has expanded its focus to build a global presence and currently sells its products in several other established and emerging growth markets, which include North America, Japan, India, Central and Latin America, Europe, the Middle East, Africa and Southeast and North Asia.

BACKGROUND OF THE CONSENT SOLICITATION

As previously announced in a press release issued by UTStarcom on November 7, 2006 and disclosed in UTStarcom’s current report on Form 8-K filed with the SEC on November 8, 2006, UTStarcom has commenced a voluntary review of its historical equity award grant practices under the direction of the Nominating and Corporate Governance Committee of the Board of Directors (the “Committee”) with the assistance of independent legal counsel and forensic accountants.  As previously announced in a press release issued by UTStarcom on February 1, 2007 and disclosed in UTStarcom’s current report on Form 8-K filed with the SEC on February 2, 2007, the Governance Committee review found that in certain instances, all actions that establish a measurement date under the requirements of Accounting Principles Board No. 25, Accounting for Stock Issued to Employees, had not occurred at the grant date, which had been used as the measurement date in accounting for UTStarcom’s stock option grants and that a later date, when all such actions had taken place, should have been used as the measurement date for these stock options.  The Audit Committee of the Board of Directors of UTStarcom then determined, in consultation with and upon the recommendation of UTStarcom’s management, that the effect of using incorrect measurement dates would require UTStarcom to record material additional stock-based compensation charges in its previously issued financial statements.  UTStarcom therefore announced that its previously issued financial statements for the years 2000 through 2006, including interim periods within these fiscal years, should no longer be relied upon.  In a current report on Form 8-K dated May 10, 2007 and filed with the SEC on May 16, 2007, UTStarcom announced that it believes the estimated non-cash compensation and related charges would amount to approximately $35 million (revising the previously announced initial estimate of $50 million).

This information is preliminary and is subject to changes that might result from completion of the Committee’s investigation, management’s review of the findings of the Committee, and audit by its independent registered public accounting firm.

In connection with the Committee’s review, UTStarcom notified the SEC (i) of its inability to timely file the quarterly report on Form 10-Q for the quarter ended September 30, 2006 (the “2006 Q3 Form 10-Q”); (ii) on March 2, 2007, of its inability to timely file its annual report on Form 10-K for the fiscal year ended December 31, 2006 (the “2006 Form 10-K”); and (iii) on May 10, 2007, of its inability to timely file the quarterly report on Form 10-Q for the quarter ended March 31, 2007 (the “2007 Q1 Form 10-Q,” and together with the 2006 Q3 Form 10-Q and the 2006 Form 10-K, the “Delayed Filings”), in each case by filing the notice of late filing on Form 12b-25.

Until the Delayed Filings are filed, there will be limited public information available concerning the results of operations and financial condition of UTStarcom.  The absence of more recent financial information may have a number of adverse effects on UTStarcom and the Notes.  See “Certain Considerations — Potential Restatement of Prior Period Financial Statements.”

The Notes

Pursuant to the Indenture, a failure by UTStarcom to comply with the Reporting Covenants becomes an Event of Default (as described in the Indenture) (i) if the Trustee notifies UTStarcom of the default or the Holders of at least 25% in aggregate principal amount of the Notes (the “25% Holders”) outstanding notify UTStarcom and the Trustee of the default, and (ii) UTStarcom does not cure the default within 60 days after receipt of such notice.

Pursuant to the Consent Solicitation of UTStarcom, dated December 22, 2006, with respect to the Notes, as amended and restated by the Supplemental Consent Solicitation, dated January 8, 2007 (the “Original Consent Solicitation”), UTStarcom obtained the consents required pursuant to the Original Indenture from the holders of the Notes as of

December 21, 2006 to certain amendments to (the “Original Amendments”) and a waiver (the “Original Waiver”) under the Original Indenture (the “Original Amendments and Waiver”).  Pursuant to the Original Waiver, any and all defaults and Events of Default, and the consequences thereof, that may have occurred prior to January 9, 2007, were waived.  Pursuant to the First Supplemental Indenture, which implemented the Original Amendments, (a) any failure by UTStarcom to comply with the Reporting Covenants during the period beginning January 9, 2007 to and including 5:30 p.m. May 31, 2007 (the “Original Expiration Date”) did not constitute a default under the Indenture and (b) if as of the Original Expiration Date, UTStarcom was not in compliance with the Reporting Covenants, any default under the Indenture arising from such noncompliance that was deemed to have occurred and remain uncured as of the Original Expiration Date, was deemed to have occurred as of the Original Expiration Date.

On May 31, 2007, UTStarcom received a purported notice of default (the “Notice of Default”) with respect to the Notes from the Trustee alleging that UTStarcom had not complied with the Reporting Covenants and that such noncompliance had caused a default under the Indenture, which default would become an Event of Default within 60 days of the Notice of Default, and demanding that UTStarcom cure such default.  UTStarcom does not believe it is currently in default under the Indenture, but desires to avoid the expense and uncertainty of litigation.

Accordingly, subject to the terms and conditions of the Consent Solicitation as set forth in this Consent Solicitation Statement and the Letter of Consent, UTStarcom is requesting the Proposed Amendments and Waiver in consideration of the increase to the rate at which Special Interest accrues on the Notes from and including the Effective Date to the Expiration Date.

CERTAIN CONSIDERATIONS

In deciding whether to deliver a consent, each Holder should consider carefully the matters discussed below, in addition to the information set forth above under “Background of the Consent Solicitation,” the Risk Factors set forth in its Annual Report on Form 10-K for the year ended December 31, 2005, in its Quarterly Reports on Form 10-Q that have been filed in 2006, in its Current Report on Form 8-K filed July 19, 2007 and the information set forth in the filings referred to in the section under “Where You Can Find More Information” below, which are incorporated by reference in this Consent Solicitation Statement and in the Letter of Consent:

Effect of Proposed Amendments and Waiver

If the Requisite Consents are received (and not properly revoked) prior to the Consent Date and are accepted by UTStarcom, UTStarcom delivers to the Trustee an officers’ certificate certifying that Requisite Consents to the Proposed Amendments and Waiver have been received (and not properly revoked) and have been accepted by UTStarcom, and the Second Supplemental Indenture is duly executed and delivered by UTStarcom and the Trustee, the Proposed Waiver and the Second Supplemental Indenture will be binding on all Holders and their transferees, regardless of whether such Holders consented to the Proposed Amendments and Waiver.  Pursuant to the Proposed Waiver, any and all defaults or Events of Default, and the consequences thereof, that may have occurred under the Indenture to and including the Effective Date due to any failure by UTStarcom to comply with the Reporting Covenants would be waived, and, pursuant to the Proposed Amendments, any failure by UTStarcom to comply with the Reporting Covenants during the period from and including the Effective Date to and including the Expiration Date, would not cause a default under the Indenture.  As a result, neither the Trustee nor the 25% Holders could declare a default or accelerate the maturity of the Notes as a result of any failure by UTStarcom to comply with the Reporting Covenants.  The Proposed Waiver and the execution and delivery of the Second Supplemental Indenture could adversely affect the market price of the Notes or otherwise be adverse to the interests of the Holders.

Acceleration of Outstanding Indebtedness

If the Proposed Amendments and Waiver do not become effective and UTStarcom fails to comply with the Reporting Covenants and a default has occurred under the Indenture, the Trustee or the 25% Holders could attempt to declare all related unpaid principal and premium, if any, and accrued interest and Special Interest on the Notes then outstanding to be due and payable at such time in accordance with the terms of the Indenture.  If the maturity of the Notes is accelerated, the maturity of any future outstanding debt also may be accelerated.  UTStarcom does not currently have sufficient cash reserves outside of China to pay the principal amount of the Notes.  Because UTStarcom is limited by the Chinese government’s imposition of currency exchange controls on transfer of funds outside of China, it may be time-consuming, difficult and/or expensive for UTStarcom to transfer funds from China, and funds that UTStarcom is able to transfer may be insufficient to repay the Notes.  As a result, if an Event of Default on the Notes were to occur, UTStarcom may not have sufficient cash resources to repay the Notes and to continue operations without seeking new financing arrangements.  UTStarcom cannot be certain that additional financing for these purposes would be available on acceptable terms or at all, and if such financing is not available, UTStarcom’s business could be seriously harmed.

Likely Restatement of Prior Period Financial Statements

A restatement of its prior period financial statements which UTStarcom is likely to conclude is necessary upon the final result of the Committee’s review of its past equity award grant practice may cause it to become subject to regulatory action or civil litigation, which could require UTStarcom to pay fines or other penalties, settlements or damages and could have an adverse effect on its business, results of operations, financial condition and liquidity.  As described in greater detail above under “Background of the Consent Solicitation — Nominating and Corporate Governance Committee Review and Potential Restatements,” based on preliminary information, UTStarcom believes that estimated non-cash compensation and related charges in an amount of approximately $35 million will be required.  UTStarcom could also become subject to ratings downgrades and negative publicity as a result of the restatements or the matters giving rise to the restatements.

Lack of Public Disclosure Concerning UTStarcom

As described above, UTStarcom has not yet filed the Delayed Filings or related financial statements, pending the conclusion of the Committee’s review and the review of its independent public accounts.  Until such information is filed, there will be limited public information available concerning UTStarcom’s results of operations and financial condition.  In addition, upon conclusion of the Committee’s review, any of UTStarcom’s previously issued financial statements relating to non-cash compensation expense, including those contained in UTStarcom’s previously filed annual and quarterly reports on Form 10-K and Form 10-Q, are likely to be determined unreliable and required to be restated.  The absence of more recent financial information may have a number of adverse effects on us and the Notes, including, possibly, a decrease in the market price of the Notes, a decrease in the price of the common stock into which the Notes are convertible, and an increase in the volatility of such prices.

Listing on The Nasdaq Stock Market

As previously disclosed in UTStarcom’s current report on Form 8-K filed with the SEC on May 22, 2007, UTStarcom received a notice from the staff of the Nasdaq Stock Market (“Nasdaq”) indicating that UTStarcom is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because it has not timely filed with the SEC its 2007 Q1 Form 10-Q.

As previously disclosed, Nasdaq initially informed UTStarcom on November 15, 2006 that its securities would be delisted for failure to timely file the Q3 2006 Form 10-Q, and again on March 13, 2007 for failure to timely file the 2006 Form 10-K.  UTStarcom subsequently requested and was granted conditional extensions from the Nasdaq Listing Qualifications Panel (the “Panel”) for continued listing on Nasdaq until May 14, 2007 for UTStarcom to file its Q3 2006 Form 10-Q and until July 16, 2007 for UTStarcom to file its 2006 Form 10-K.  However, on May 2, 2007, UTStarcom requested that the Nasdaq Listing and Hearings Review Council (the “Listing Council”) review the Panel’s decision and grant UTStarcom additional time to comply with its filing obligations.  On May 14, 2007, the Listing Council called UTStarcom’s matter for review.  The Listing Council requested that UTStarcom provide an update on its efforts to file its delinquent filings, and UTStarcom has complied with this request.  In addition, the Listing Council stayed the Panel’s decision that required UTStarcom to file its Q3 2006 Form 10-Q by May 14, 2007, and to file its 2006 Form 10-K by July 16, 2007, pending further action by the Listing Council.  UTStarcom expects that its securities will remain listed during the Listing Council’s review, which is ongoing, until the Listing Council makes a final determination.  However, there can be no assurance that the Listing Council will grant UTStarcom’s request for additional time to comply with its filing obligations.

THE PROPOSED AMENDMENTS AND WAIVER

Proposed Waiver

If the Proposed Waiver becomes effective, any and all defaults and Events of Default, and the consequences thereof, under the Indenture that may have occurred during the period to and including the Effective Date due to any failure by UTStarcom to comply with the Reporting Covenants, will be waived.  Consequently, neither the Trustee nor the 25% Holders would be able to declare a default or accelerate the maturity of the Notes due to any failure by UTStarcom to comply with the Reporting Covenants.  By delivering consents, Consenting Holders agree that an officers’ certificate of UTStarcom certifying that the Requisite Consents have been received (and not properly revoked) and have been accepted by UTStarcom, and delivered to the Trustee, shall constitute notice of waiver from the Holders to the Trustee in accordance with Section 8.4 of the Indenture.

The Proposed Waiver is set forth in the Letter of Consent delivered herewith.  Copies of the Letter of Consent and the Indenture are available upon request to the Tabulation Agent.

All statements herein regarding the substance of any provision of the Proposed Waiver and the Indenture are qualified by reference to the Indenture.

Proposed Amendments

Section 11.2 of the Indenture provides that UTStarcom and the Trustee may supplement the Indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes approving the substance of the proposed supplement.  UTStarcom is soliciting consents from the Holders in accordance with this provision.

Set forth below is a summary of the Proposed Amendments.  This summary does not purport to be complete and is qualified in its entirety by reference to the Second Supplemental Indenture.  Any capitalized terms which are used in the following summary of the Proposed Amendments have the meanings assigned thereto in the Indenture.

Certain Definitions:  The defined terms “Covenant Reversion Date” and “Solicitation Documents” and the accompanying definition set forth in Section 1.1 of the Indenture (as amended by Section 2(b)(i)(1) of the First Supplemental Indenture) would be deleted.

Events of Default:  The last two sentences of the penultimate paragraph of Section 8.1 of the Indenture (as amended by Section 2(b)(3) of the First Supplemental Indenture), beginning with “Notwithstanding the foregoing” and ending with “occurred on the Conversion Date.” shall be deleted and replaced by the following sentence:  “Notwithstanding any of the foregoing, any failure by the Company to file SEC Reports or to comply with Section 6.2 or Section 6.3 of this Indenture or §314 of the TIA before 5:30 p.m., New York City time, during the period from and including the date of this Second Supplemental Indenture to and including the Final Maturity Date of the Securities, shall not constitute a default or Event of Default under the Indenture, under clause (3) above or otherwise.”

Special Interest: The last paragraph at the end of Section 6.1 of the Indenture (which paragraph was added by Section 2(b)(4) of the First Supplemental Indenture), shall be amended and restated as follows:

“In addition to any other payment required by the Securities and the Indenture, the Securities shall accrue special interest (“Special Interest”) at a rate equal to (i) 6.75% per annum (payable semi-annually) from and after the date of the First Supplemental Indenture to the date of this Second Supplemental Indenture, and (ii) 9.25% per annum (payable semi-annually) from and after the date of this Second Supplemental Indenture to the Final Maturity Date of the Securities.  Special Interest will be paid by UTStarcom in addition to, at the same time and in the same manner as regularly scheduled payments of interest pursuant to the Indenture and the Securities to Holders entitled to receive such regularly scheduled payments of interest.”

Effectiveness of the Proposed Amendments and Waiver

The Proposed Amendments and Waiver require for effectiveness (i) receipt of the Requisite Consents prior to the Consent Date, which are not properly revoked and are accepted by UTStarcom, (ii) receipt by the Trustee of an officers’ certificate of UTStarcom certifying that the conditions set forth in (i) have been satisfied, and (iii) due execution and delivery of the

Second Supplemental Indenture by UTStarcom and the Trustee.  The Effective Date could be prior to the Consent Date.  In determining whether the Requisite Consents have been received, Notes owned by UTStarcom, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with UTStarcom, shall be considered as though not outstanding.

Expiration Date

The “Expiration Date” means the Final Maturity Date of the Notes, as defined in the Original Indenture.

THE CONSENT SOLICITATION

Holders are requested to read and consider carefully the information contained in this Consent Solicitation Statement and the related Letter of Consent and to give their consent to the Proposed Amendments and Waiver by properly completing and executing the accompanying Letter of Consent in accordance with the instructions set forth herein and therein prior to the Consent Date.

Overview

The Proposed Amendments and Waiver require for effectiveness (i) receipt of the Requisite Consents prior to the Consent Date, which are not properly revoked and have been accepted by UTStarcom, (ii) receipt by the Trustee of an officers’ certificate of UTStarcom certifying that the conditions set forth in (i) have been satisfied, and (iii) due execution and delivery by UTStarcom and the Trustee of the Second Supplemental Indenture in accordance with Section 11.2 of the Indenture.  The Consenting Holders agree that such officers’ certificate from UTStarcom to the Trustee shall constitute notice of waiver from such Consenting Holder to the Trustee in accordance with Section 8.4 of the Indenture.  Notes owned by UTStarcom, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with UTStarcom, shall not be deemed outstanding.

If the Proposed Amendments and Waiver become effective, UTStarcom will announce such effectiveness on the next business day following the Effective Date, and the Proposed Waiver and the Second Supplemental Indenture will be binding on all Holders and their tranferees, regardless of whether any such Holder or transferee consented to the Proposed Amendments and Waiver.

Beneficial owners of the Notes who wish to deliver a consent to the Proposed Amendments and Waiver, and whose Notes are held, as of the Record Date, in the name of a broker, dealer, commercial bank, trust company or other nominee institution must contact such nominee promptly and instruct such nominee, as the actual Holder of such Notes, to execute promptly and deliver a Letter of Consent on behalf of the beneficial owner prior to the Consent Date.

None of UTStarcom, the Trustee, the Solicitation Agent, the Tabulation Agent or any of their respective affiliates is making any recommendation in connection with the Consent Solicitation.

Record Date

The Record Date for the determination of Holders eligible to consent pursuant to the Consent Solicitation is 5:00 p.m., New York City time, on July 18, 2007.  This Consent Solicitation Statement and the accompanying Letter of Consent are being sent to all Holders.  UTStarcom reserves the right, within the terms of the Indenture and the Trust Indenture Act of 1939, as amended, to establish from time to time any new date as the Record Date and, thereupon, any such new date will be deemed to be the “Record Date” for purposes of the Consent Solicitation.  The transfer of Notes after the Record Date will not have the effect of revoking any consent theretofore validly given by a Holder, and each properly completed and executed Letter of Consent will be counted, notwithstanding any subsequent transfer of the Notes to which such Letter of Consent relates, unless the procedure for properly revoking consents described herein and in the Letter of Consent is satisfied with respect to that Letter of Consent.

Conditions to Acceptance of Consents

UTStarcom may, at any time prior to the Effective Date and for any reason, elect not to accept the Requisite Consents, even if delivered prior to the Consent Date and not properly revoked, or terminate the Consent Solicitation.

Consent Date; Extensions; Amendment

The Consent Date is 5:00 p.m., New York City time, on July 26, 2007, unless UTStarcom extends the period during which the Consent Solicitation is open, in which case the term “Consent Date” means the latest time and date to which the Consent Solicitation is extended, and unless the Consent Solicitation is terminated or withdrawn.  To extend the Consent Date, UTStarcom will notify the Tabulation Agent in writing or orally of any extension and will make a public announcement thereof as promptly as practicable.  Without limiting the manner in which UTStarcom may choose to make such announcement, UTStarcom will not, unless otherwise required by applicable law, have any obligation to advertise or otherwise communicate any such announcement other than by making a release to the Dow Jones News Service or such other means of announcement as UTStarcom deems appropriate.  UTStarcom may extend the Consent Solicitation on a daily basis or for such specified period of time as it determines any time to and including the business day following the previously scheduled Consent Date.  Failure by any Holder or beneficial owner of Notes to be so notified will not affect the extension of the Consent Date.

Notwithstanding anything to the contrary set forth in this Consent Solicitation Statement, UTStarcom expressly reserves the right, subject to applicable law, at any time prior to the Effective Date to (i) terminate or withdraw the Consent Solicitation for any reason, (ii) waive any of the conditions to the acceptance of consents; (iii) extend the Consent Date, (iv) amend the terms of the Consent Solicitation, (v) purchase Notes from time to time, including during the Consent Solicitation; or (vi) modify the form or amount of the consideration to be offered pursuant to the Consent Solicitation; provided, however, that if the Consent Solicitation is amended or modified in a manner determined by UTStarcom in good faith to constitute a material adverse change to the Holders, UTStarcom will promptly disclose such amendment or modification in a manner it deems in good faith appropriate and will, if appropriate, extend the Consent Date for a period it deems in good faith adequate to permit the Holders to deliver or revoke their consents.  Even if a Holder has validly delivered (and not properly revoked) consents, such consents may not be accepted by UTStarcom if all of the other conditions to acceptance of consents have not been satisfied or waived, if the Consent Solicitation is terminated or withdrawn for any reason, or if the Second Supplemental Indenture or the Proposed Waiver do not become effective for any reason.

Procedures for Consenting

All Letters of Consent that are properly executed and received by the Tabulation Agent prior to the Consent Date and not properly revoked will be given effect in accordance with the specifications herein and in such Letters of Consent.  Consenting Holders may revoke such consents at any time prior to the Effective Date in accordance with the procedures described herein.

Holders who desire to deliver their consents should so indicate by completing, signing and dating the accompanying Letter of Consent included herewith and delivering it to the Tabulation Agent at the address set forth in the Letter of Consent, in accordance with the instructions contained herein and therein.  Signatures must be guaranteed in accordance with the instructions in the Letter of Consent, except as otherwise indicated in such instructions.  Letters of Consent should not be delivered to UTStarcom, the Trustee or the Solicitation Agent.  However, UTStarcom reserves the right to accept any Letters of Consent received by UTStarcom, the Trustee or the Solicitation Agent.

Only Holders are eligible to consent to the Proposed Amendments and Waiver.  Any beneficial owner of Notes who is not a Holder must arrange with the person who is the Holder or such Holder’s assignee or nominee to execute and deliver a Letter of Consent on behalf of such beneficial owner.  As of the date of this Consent Solicitation Statement, the only Holder is Cede & Co., as nominee for DTC.  For purposes of the Consent Solicitation, DTC has authorized Participants set forth in the position listing of DTC as of the Record Date to execute Letters of Consent as if they were the Holders of the Notes held of record in the name of DTC or the name of its nominee.  Accordingly, for purposes of the Consent Solicitation, the term “Holder” shall be deemed to include such Participants.

The Letter of Consent must be executed in exactly the same manner as the name of the Holder appears on the Notes.  An authorized Participant must execute the Letter of Consent exactly as its name appears on DTC’s position listing as of the Record Date.  If the Notes are held of record by two or more joint Holders, all such Holders must sign the Letter of Consent.  If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to UTStarcom of such person’s authority to so act.  If the Notes are registered in different names, separate Letters of Consent must be executed covering each form of registration.  If a Letter of Consent is executed by a person other than the Holder, then such person must have been authorized by proxy or in some other manner acceptable to UTStarcom to execute the Letter of Consent on behalf of the Holder.  Any beneficial owner of the Notes who is not a Holder of record must arrange with the person who is the Holder of record or such Holder’s assignee or nominee to execute and deliver a Letter of Consent on behalf of such beneficial owner.

If a consent relates to fewer than all the Notes held of record as of the Record Date by the Holder providing such consent, such Holder must indicate on the Letter of Consent the aggregate dollar amount (in integral multiples of $1,000 principal amount) of such Notes to which the consent relates.  Otherwise, the consent will be deemed to relate to all such Notes.

A Holder must complete, sign and date the Letter of Consent (or a photocopy or facsimile thereof) for such Holder’s Notes and deliver such Letter of Consent to the Tabulation Agent by mail, first-class postage prepaid, hand delivery, overnight courier or by facsimile transmission at the address or facsimile number of the Tabulation Agent set forth on the back cover page hereof.  Delivery of Letters of Consent should be made sufficiently in advance of the Consent Date to assure that the Letter of Consent is received prior to the Consent Date.

UTStarcom reserves the right to receive Letters of Consent by any other reasonable means or in any form that reasonably evidences the giving of a consent.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of consents and revocations of consents will be resolved by UTStarcom whose good faith determinations will be binding.  UTStarcom reserves the absolute right to reject any or all consents and revocations that are not in proper form or the acceptance of which could, in the opinion of UTStarcom’s counsel, be unlawful.  UTStarcom also reserves the right to waive any irregularities in connection with deliveries, which UTStarcom may, but is not obligated to, require to be cured within such time as UTStarcom determines.  None of UTStarcom, the Trustee, the Tabulation Agent, the Solicitation Agent or any other person shall have any duty to give notification of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification.  Deliveries of Letters of Consent or notices of revocation will not be deemed to have been made until such irregularities have been cured or waived.  UTStarcom’s interpretation of the terms and conditions of the Consent Solicitation (including the Consent Solicitation Statement and the accompanying Letter of Consent, and the instructions to each) will be final and binding on all parties.

Revocation of Consents

Consenting Holders may revoke previously delivered consents at any time prior to the Effective Date, which may occur prior to the Consent Date, in accordance with the procedures described herein.  Consenting Holders may not revoke previously delivered consents after the Effective Date unless UTStarcom is required by applicable law to permit such revocation.

To be valid, a notice of revocation must (i) be in writing, (ii) contain the name of the Holder and the aggregate principal amount of the Notes to which it relates, (iii) either be signed in the same manner as the original Letter of Consent, or accompanied by a duly executed proxy or other authorization (in form satisfactory to UTStarcom) by the Holder, and (iv) be received by the Tabulation Agent in accordance with the instructions contained herein and in the accompanying Letter of Consent prior to the Effective Date.  All revocations of consents must be sent to the Tabulation Agent at its address set forth in the Letter of Consent.

All properly completed and executed Letters of Consent will be counted, notwithstanding any transfer of any Notes to which such Letters of Consent relate, unless UTStarcom receives at any time prior to the Effective Date from a Holder (or a subsequent holder that has received a proxy from the relevant Holder) a written notice of revocation or a changed Letter of Consent bearing a date later than the date of the prior Letter of Consent.

A transfer of Notes after the Record Date must be accompanied by a duly executed proxy from the relevant Holder if the subsequent transferee is to have revocation rights with respect to a previously delivered consent to the Proposed Amendments and Waiver with respect to such Notes.

SOLICITATION AGENT AND TABULATION AGENT

Solicitation Agent

UTStarcom has retained Citigroup Global Markets Inc. as Solicitation Agent with respect to the Consent Solicitation.  The Solicitation Agent will solicit consents and will receive a customary fee for such services and reimbursement for reasonable out-of-pocket expenses, including the reasonable fees and expenses of their counsel, incurred in connection with rendering such services.  UTStarcom has agreed to indemnify the Solicitation Agent against certain liabilities and expenses, including liabilities under securities laws, in connection with the Consent Solicitation.

Information Agent and Tabulation Agent

UTStarcom has retained Global Bondholder Services Corporation as Information Agent and Tabulation Agent (the “Tabulation Agent”) with respect to the Consent Solicitation.  For the services of the Tabulation Agent, UTStarcom has agreed to pay reasonable and customary fees and to reimburse the Tabulation Agent for its reasonable out-of-pocket expenses incurred in connection with rendering such services.

Request for assistance in completing and delivering Letters of Consent or requests for additional copies of the Consent Solicitation Statement or the Letter of Consent should be directed to the Tabulation Agent at its address and telephone number set forth on the back cover page hereof.  The executed Letter of Consent and any other documents required by the Letter of Consent should be sent to the Tabulation Agent at the address set forth in the Letter of Consent, and not to UTStarcom, the Trustee or the Solicitation Agent.

Questions with respect to the terms of the Consent Solicitation should be directed to any of the Solicitation Agent or the Tabulation Agent in accordance with the contact information set forth on the back cover page of this Consent Solicitation Statement.

Fees and Expenses

UTStarcom will bear the costs of the Consent Solicitation and will reimburse the Trustee for the reasonable and customary expenses that the Trustee incurs in connection with the Consent Solicitation.  UTStarcom will also reimburse banks, trust companies, securities dealers, nominees, custodians and fiduciaries (other than the Solicitation Agent and the Tabulation Agent) for their reasonable and customary expenses in forwarding this Consent Solicitation Statement, the accompanying Letter of Consent and other materials to beneficial owners of the Notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain material U.S. federal income tax consequences of the Consent Solicitation, and the Proposed Amendments and Waiver.  This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury regulations and judicial and administrative rulings as in effect and existing on the date hereof, all of which are subject to change or differing interpretations, possibly with retroactive effect.  UTStarcom has not sought any rulings from the Internal Revenue Service (the “IRS”) with respect to the statements made and positions taken in this summary.  Therefore, there is no assurance that the IRS would not assert a position contrary to the positions stated below, or that a court would not agree with any such assertion.  Furthermore, no opinion of counsel has been or will be rendered with respect to the tax consequences of the Consent Solicitation, or the Proposed Amendments and Waiver.

This summary does not discuss any aspects of state, local, estate, gift or foreign tax laws, and it applies only to Notes that are held as capital assets (within the meaning of Section 1221 of the Code).  This discussion does not describe all of the tax consequences that may be relevant to Holders in light of their particular circumstances or to Holders subject to special rules, such as:

•                  certain financial institutions;

•                  insurance companies;

•                  brokers or dealers in securities or foreign currencies;

•                  persons holding Notes as part of a straddle, conversion transaction, hedge or other integrated transaction;

•                  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•                  partnerships or other pass-through entities treated as partnerships for U.S. federal income tax purposes, or partners in such partnerships;

•                  persons subject to the alternative minimum tax;

•                  tax-exempt entities;

•                  real estate investment trusts;

•                  controlled foreign corporations; and

•                  certain former citizens or residents of the United States.

Holders are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a Note for U.S. federal income tax purposes that is:

•                  an individual who is a citizen or resident of the United States;

•                  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof;

•                  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•                  a trust that (a) is subject to primary supervision by a court within the United States and with respect to which one or more U.S. persons have the authority to control all substantial decisions, or (b) has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

Special rules, not discussed in this summary, may apply to persons holding Notes through partnerships or pass-through entities treated as partnerships for U.S. federal income tax purposes.  Such persons should consult their own tax advisors with respect to these rules.

Debt Modification Rules

Generally, the modification of a debt instrument (including a change in the yield) will be treated as a “deemed exchange” of an “old” debt instrument for a “new” debt instrument for U.S. federal income tax purposes if such modification is “significant” within the meaning of the Treasury regulations promulgated under Section 1001 of the Code (the “Reissuance Regulations”).  Such a deemed exchange would be a taxable event unless a non-recognition provision of the Code were to apply.  Under the Reissuance Regulations, the modification of a debt instrument is “significant” if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, other than certain specified modifications, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.”  The Reissuance Regulations provide that an agreement by a holder to stay collection or temporarily waive an acceleration clause or similar default right is not, by itself, a modification until the forbearance remains in effect for a period that exceeds at least two years following the issuer’s failure to perform.  Further, a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification.  However, the Reissuance Regulations also provide that a change in the yield of certain debt instruments generally constitutes a significant modification if the yield of the modified debt instrument varies from the yield of the unmodified debt instrument by more than the greater of 25 basis points or 5 percent of the annual yield of the unmodified debt instrument.

Tax Consequences of Significant Modification.  The adoption of the Proposed Amendments providing for the payment of Special Interest will result in a significant modification of the Notes under the Reissuance Regulations because of the amount of the increased yield, resulting in a deemed exchange of a U.S. Holder’s Old Notes for New Notes for U.S. federal income tax purposes.  However, such a deemed exchange will constitute a tax-free recapitalization if both the Old Notes and the New Notes are treated as “securities” for U.S. federal income tax purposes.  The term “security” is not defined in the Code or in the Treasury regulations promulgated thereunder and has not been clearly defined by judicial decisions.  An instrument constitutes a “security” for these purposes if, based on all the facts and circumstances, the instrument constitutes a meaningful investment in the issuer of the instrument.  Although there are a number of factors that may affect the determination of whether a debt instrument is a “security,” one of the most important factors is the original term of the instrument, or the length of time between the issuance of the instrument and its maturity.  In general, instruments with an original term of more than ten years are likely to be treated as “securities,” and instruments with an original term of less than five years are unlikely to be treated as “securities,” but the IRS has publicly ruled that a debt instrument with a term of two years may be a “security” if received in a reorganization in exchange for a security having substantially the same maturity date and terms (other than interest rate).  The “old” Notes had an original term of five years, and the “new” Notes have a remaining term of approximately nine months.

Deemed Exchange Qualifies as a Tax-Free Recapitalization

UTStarcom intends to take the position that, although not free from doubt, the deemed exchange will constitute a tax-free recapitalization for U.S. federal income tax purposes.  If, contrary to UTStarcom’s expectations, any such deemed exchange were not to qualify as a tax-free recapitalization with respect to the Notes, the tax consequences of the adoption of the Proposed Amendments and Waiver would be those described below under “Deemed Exchange Does Not Qualify as Tax-Free Recapitalization.”  U.S. Holders are urged to consult their own tax advisors regarding the classification of the Notes as “securities” for federal income tax purposes and the application of the recapitalization rules.

If the deemed exchange is treated as a tax-free recapitalization, generally no income, gain or loss will be recognized by a U.S. Holder (except to the extent that the New Notes received are attributable to accrued but unpaid interest on the Old Notes, which amount will be taxable as ordinary interest income in accordance with such holder’s method of accounting for U.S. federal income tax purposes).  A U.S. Holder will have an initial tax basis in the New Notes received in the deemed exchange equal to the Holder’s tax basis in the Old Notes deemed exchanged therefor immediately prior to the deemed exchange.  The Holder’s holding period for the New Notes will include the period during which the Holder held the Old Notes deemed surrendered in the deemed exchange.

Subject to a statutory de minimis exception, if the issue price of a New Note at the time of the deemed exchange is less than its stated principal amount, the New Note will have original issue discount for U.S. federal income tax purposes.  The issue price of the New Notes will be determined as described below under the heading “Deemed Exchange Does Not Qualify as a Tax-free Recapitalization,” and generally will be their fair market value, provided that the Old Notes or the New Notes are treated as “publicly traded” within the meaning of the applicable Treasury regulations.  Original issue discount generally must be included in a U.S. Holder’s gross income on a constant yield basis, in advance of the receipt of cash attributable to the discount.  Any amount included in income as original issue discount will increase the U.S. Holder’s tax basis in the New Note.  If a U.S. Holder’s tax basis in a New Note is greater than the issue price of the New Note, the U.S. Holder generally will be considered to have acquisition premium, which will reduce the amount of original issue discount required to be included in income.  If a U.S. Holder’s tax basis in a New Note is greater than the principal amount of the New Note, the U.S. Holder generally will be considered to have bond premium, and will not be required to include any original issue discount in income.  The U.S. Holder may elect to amortize the bond premium against interest payable on the New Note (to the extent the bond premium is not attributable to the conversion feature of the New Notes), and any bond premium in excess of the original issue discount and interest may be deductible over the term of the New Notes.  Any amount of amortized bond premium will decrease the U.S. Holder’s tax basis in the New Note, so that some or all of the market discount on the Old Notes may be required to be included on a current basis as original issue discount on the New Notes.

Subject to a de minimis exception, if a U.S. Holder holds Old Notes that were acquired (other than at original issue) at a discount from the principal amount of such Old Notes (i.e., a “market discount”), and did not elect to include such market discount in income on a current basis, any accrued market discount on the Old Notes generally will carry over to the New Notes.  If the New Notes are issued with original issue discount, then the New Notes will be treated as having market discount only to the extent that the issue price of the New Notes exceeds a U.S. Holder’s tax basis in the New Notes.

Deemed Exchange Does Not Qualify as a Tax-Free Recapitalization

If the deemed exchange does not qualify as a tax-free recapitalization, a U.S. Holder generally will recognize gain or loss on such deemed exchange in an amount equal to the difference (if any) between the issue price of the New Notes and such U.S. Holder’s adjusted tax basis in the Old Notes.

The “issue price” of the New Notes will depend on whether the Old Notes or the New Notes are “publicly traded” within the meaning of applicable Treasury regulations, and will not include amounts treated as received with respect to accrued interest on the Old Notes (which will be taxable as ordinary interest income).  If either the Old Notes or the New Notes are publicly traded, the issue price of the New Notes will equal the fair market value of the New Notes (if the New Notes are publicly traded) or the Old Notes (if the New Notes are not publicly traded), in each case on the date of the deemed exchange.  If neither the Old Notes nor the New Notes are publicly traded, the issue price of the New Notes will equal their stated principal amount.  While not entirely clear, UTStarcom believes that the Old Notes and the New Notes are publicly traded within the meaning of the applicable Treasury regulations.

If the deemed exchange is treated as a wash sale within the meaning of Section 1091 of the Code, U.S. Holders will not be allowed to currently recognize any loss resulting from the deemed exchange.  Instead, such loss will be deferred, and will be reflected as an increase in the basis of the New Notes.  U.S. Holders should consult their own tax advisors regarding whether the deemed exchange may be subject to the wash sale rules.

Subject to the application of the market discount rules discussed in the next paragraph, any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if at the time of the deemed exchange, the Old Notes have been held for more than one year.  The deduction of capital losses for U.S. federal income tax purposes is subject to limitations.  A U.S. Holder’s holding period for a New Note will commence on the date immediately following the date of the deemed exchange, and the U.S. Holder’s initial tax basis in the New Note will be the issue price of the New Note.

Subject to a de minimis exception, if a U.S. Holder holds Old Notes acquired (other than at original issue) at a discount from the principal amount of such Old Notes (i.e., a “market discount”), any gain recognized by the holder on the deemed exchange of the Old Notes will be recharacterized as ordinary interest income to the extent of accrued market discount that has not previously been included as ordinary income.

Subject to a statutory de minimis exception, if the issue price of a New Note at the time of the deemed exchange is less than its stated principal amount, the New Note will have original issue discount for U.S. federal income tax purposes.  Original issue discount generally must be included in a U.S. Holder’s gross income on a constant yield basis, in advance of the receipt of cash attributable to the discount.  Any amount included in income as original issue discount will increase the U.S. Holder’s tax basis in the New Note.

Holders are strongly urged to consult their tax advisors with respect to the deemed exchange resulting from the adoption of the Proposed Amendments and Waiver and the U.S. tax consequences resulting from such deemed exchange.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with any interest payments (including any deemed interest payments with respect to the deemed exchange of Old Notes for New Notes, any payments of stated interest or Special Interest and any payments attributable to original issue discount).  A U.S. Holder will be subject to U.S. backup withholding at the applicable rate (currently 28%) on such payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding.  The amount of any backup withholding deducted from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS.

U.S. Holders should consult their own tax advisors as to the tax consequences of the Consent Solicitation, including whether the Notes are securities for U.S. federal income tax purposes, whether the Notes are publicly traded for U.S. federal income tax purposes, and whether the wash sale rules apply.

Tax Consequences to Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Note for U.S. federal income tax purposes that is not a U.S. Holder or a partnership or pass-through entity treated as a partnership for U.S. federal income tax purposes.

This discussion is not addressed to Non-U.S. Holders who own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of UTStarcom entitled to vote, who are controlled foreign corporations related to UTStarcom through stock ownership, or who, on the date of acquisition of the Notes, owned Notes with a fair market value of more than 5% of the fair market value of the common stock of UTStarcom.  Additionally, this discussion does not describe the U.S. federal income tax consequences to Non-U.S. Holders who are engaged in a trade or business in the United States with which the Notes are effectively connected, or who are individuals present in the United States for 183 days or more in the taxable year of disposition.  Such Non-U.S. Holders generally will be subject to special rules and should consult their own tax advisors regarding the U.S. federal income tax consequences applicable to their particular situation.

Deemed Exchange of Notes

Subject to the discussion below concerning backup withholding, any gain realized by a Non-U.S. Holder on a deemed exchange of Old Notes for New Notes (as described above) will not be subject to U.S. federal income tax.

Deemed payments of interest (including original issue discount, if any) to any Non-U.S. Holder on a deemed exchange of Old Notes for New Notes generally will not be subject to U.S. federal withholding tax, provided that the Non-U.S. Holder certifies on IRS Form W-8BEN, under penalties of perjury, that it is not a U.S. person.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with any interest payments (including any deemed interest payments with respect to the deemed exchange of Old Notes for New Notes, any payments of stated interest or Special Interest and any payments attributable to original issue discount).  Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, the Non-U.S. Holder may be subject to U.S. backup withholding on such payments.  The certification procedures required to claim the exemption from withholding tax on interest pursuant to an applicable income tax treaty described above will satisfy the certification requirements necessary to avoid backup withholding as well.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

FORWARD-LOOKING STATEMENTS

This Consent Solicitation Statement and the information incorporated by reference herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements relate to future events or UTStarcom’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause UTStarcom’s or UTStarcom’s industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of such terms or other comparable terminology.  These statements are only predictions.  Actual events or results may differ materially.  In evaluating these statements, you should specifically consider various factors, including the factors outlined under “Certain Considerations” and information contained in its publicly available filings with the Securities and Exchange Commission.  These factors may cause UTStarcom’s actual results to differ materially from any forward-looking statement.

Although UTStarcom believes that the expectations reflected in the forward-looking statements are reasonable, UTStarcom cannot guarantee future results, levels of activity, performance or achievements.  Moreover, neither any other person nor UTStarcom assumes responsibility for the accuracy and completeness of such statements.  Forward-looking statements speak only as of the date they are made, and UTStarcom undertakes no obligation to update publicly any of them in light of new information or future events.

WHERE YOU CAN FIND MORE INFORMATION

UTStarcom is subject to the informational requirements of the Exchange Act, and, in accordance therewith, is required to file reports and other information with the SEC.  Filed reports and other information can be inspected, without charge, and copied at the Public Reference Section of the SEC located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  The SEC also maintains a web site at http://www.sec.gov, which contains reports and other information regarding registrants that file electronically with the SEC.  Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at the principal offices of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Please be aware that, as stated above under “Certain Considerations—Lack of Public Disclosure Concerning UTStarcom,” pending conclusion of the Committee’s review, UTStarcom has not filed certain reports and other information required to be filed and that previously issued financial statements, including those contained in UTStarcom’s previously filed annual and quarterly reports on Form 10-K and Form 10-Q, are likely to be determined unreliable and required to be restated.

UTStarcom incorporates by reference into this Consent Solicitation Statement the filings listed below, which have previously been filed and any future reports and any reports or other information UTStarcom may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished but not filed in according with SEC rules), after the date of this Consent Solicitation Statement and prior to the later to occur of the Consent Date or the Effective Date:

•                  Annual report on Form 10-K/A for the year ended December 31, 2005, as filed on June 26, 2006.

•                  Quarterly report on Form 10-Q for the quarter ended June 30, 2006, as filed on August 9, 2006.

•                  Quarterly report on Form 10-Q/A for the quarter ended March 31, 2006, as filed on June 26, 2006.

•      Amended Definitive Proxy Statements dated and filed on June 21, 2006.

•                  Current Report on Form 8-K dated and filed on July 19, 2007.

•                  Current Report on Form 8-K dated and filed on July 17, 2007.

•                  Current Report on Form 8-K dated July 9, 2007, as filed on July 13, 2007.

•                  Current Report on Form 8-K dated and filed on June 28, 2007.

•                  Current Report on Form 8-K dated May 31, 2007, as filed on June 6, 2007.

•                  Current Report on Form 8-K dated May 16, 2007, as filed on May 22, 2007.

•                  Current Report on Form 8-K dated May 10, 2007, as filed on May 16, 2007.

•                  Current Report on Form 8-K dated April 17, 2007, as filed on April 19, 2007.

•                  Current Report on Form 8-K dated March 30, 2007, as filed on April 5, 2007.

•                  Current Report on Form 8-K dated March 7, 2007, as filed on March 13, 2007.

•                  Current Report on Form 8-K dated and filed on March 2, 2007.

•                  Current Report on Form 8-K dated February 1, 2007, as filed on February 7, 2007.

•                  Current Report on Form 8-K dated February 1, 2007, as filed on February 2, 2007.

•                  Current Report on Form 8-K dated January 9, 2007, as filed on January 10, 2007.

•                  Current Report on Form 8-K dated and filed on January 8, 2007.

•                  Current Report on Form 8-K dated December 28, 2006, as filed on January 4, 2007

•                  Current Report on Form 8-K dated and filed on December 22, 2006.

•                  Current Report on Form 8-K dated December 18, 2006, as filed on December 22, 2006.

•                  Current Report on Form 8-K dated December 17, 2006, as filed on December, 21, 2006.

•                  Current Report on Form 8-K dated November 10, 2006, as filed on November 16, 2006.

•                  Current Report on Form 8-K dated and filed on November 9, 2006.

•                  Current Report on Form 8-K dated November 7, 2006, as filed on November 8, 2006.

•                  Current Report on Form 8-K dated October 26, 2006, as filed on November 1, 2006.

•                  Current Report on Form 8-K dated October 26, 2006, as filed on October 31, 2006.

•                  Current Report on Form 8-K dated October 10, 2006, as filed on October 16, 2006.

•                  Current Report on Form 8-K dated September 25, 2006, as filed on September 29, 2006.

•                  Current Report on Form 8-K dated July 21, 2006, as filed on July 27, 2006.

•      Current Report on Form 8-K dated and filed on June 30, 2006.

•      Current Report on Form 8-K dated June 13, 2006, as filed on June 16, 2006.

•      Current Report on Form 8-K dated May 22, 2006, as filed on May 25, 2006.

•      Current Report on Form 8-K dated May 12, 2006, as filed on May 18, 2006.

•      Current Report on Form 8-K dated May 5, 2006, as filed on May 11, 2006.

•      Current Report on Form 8-K dated April 27, 2006, as filed on May 3, 2006.

•      Current Report on Form 8-K dated April 3, 2006, as filed on April 20, 2006.

•      Current Report on Form 8-K dated April 13, 2006, as filed on April 19, 2006.

•      Current Report on Form 8-K dated April 10, 2006, as filed on April 14, 2006.

•      Current Report on Form 8-K dated March 20, 2006, as filed on March 23, 2006.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement.  UTStarcom is not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.  In addition, any information contained on UTStarcom’s website is not a part of this Consent Solicitation Statement or the related Letter of Consent.

UTStarcom will provide, without charge, to each Holder to whom this Consent Solicitation Statement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents relating to UTStarcom that are incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents).  Requests for such copies should be directed to UTStarcom at Investor Relations, Attn: Chesha Kamieniecki, 1275 Harbor Bay Parkway, Alameda, California 94502; Tel: (510) 864-8800; Email: chesha.kamieniecki@utstar.com.

The Information Agent and Tabulation Agent for the Consent Solicitation is:

Global Bondholder Services Corporation

65 Broadway – Suite 723

New York, New York 10006

Attn:  Corporate Actions

Banks and Brokers call:  (212) 430-3774

Toll free (866) 937-2200

By Facsimile:

(For Eligible Institutions Only):

(212) 430-3775

Confirmation:

(212) 430-3774

By Mail, Overnight Courier or Hand Delivery:

65 Broadway – Suite 723

New York, New York 10006

Requests for assistance in completing and delivering the Letter of Consent or requests for additional copies of this Consent Solicitation Statement, the accompanying Letter of Consent and other related documents should be directed to the Tabulation Agent.

The Solicitation Agent for the Consent Solicitation is:

Citigroup Global Markets Inc.

390 Greenwich Street, 4th Floor New York, New York 10013 Attn: Liability Management Group

(800) 558-3745 (U.S. Toll-Free) (212) 723-6106 (Collect)